Exhibit 99.1

Modiv Industrial Announces Fourth Quarter and Full Year 2025 Results

Denver, CO, March 25, 2026 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate, today announced operating results for the fourth quarter and full year ended December 31, 2025.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial.

“Groundhog days…

Son of a diddly! When we last spoke a smidge over 60 days ago it was looking like REITs might have their day in the sun. Sure enough, by late February the REIT market was up nicely. However, if the REIT rally was Punxsutawney Phil, then it saw the shadow of inflation and the clouds of war and hurried back into its burrow for a continued REIT market winter – giving back all the gains garnered the last two months. The markets are clearly in tumult right now and no one really knows what things will look like down the road. There are A LOT of opinions out there ranging from fantastic to fatalistic to fatal. What is likely certain in the interim is the day in, day out, grind of doing little things with patience while the bigger things play themselves out on the world stage. I’ll take the half full narrative here and tell you that Modiv is really good at the repetitive monotony of groundhog days…we’ve been dealing with wars, tariffs and higher rates for the entire time we’ve been public…say it with me – grit, grind, get it done!

Though it feels a bit like ancient history, let me share with you the results from 2025. Fourth quarter 2025 net income attributable to common stockholders was $0.4 million. Fourth quarter AFFO of $4.0 million. Full year 2025 net loss attributable to common stockholders was $2.1 million, or $(0.31) per diluted share. Full year 2025 AFFO of $17.2 million, or $1.38 per diluted share, increased $2.3 million or 15.0% over 2024 AFFO. As we previously disclosed, we completed the $26.0 million sale of our property in Issaquah, Washington and repaid the related $18.3 million mortgage.

I will be upfront and tell you that first quarter of 2026 was an odd one. When we sent out our January 20th strategic update, we informed you of a handful of items to include 1) the extension of our credit facility to 2028; 2) the acquisition of the remaining minority interest in our property located in Santa Clara, CA that is leased to Fujifilm; and 3) that we were under contract to sell the vacant property located in St. Paul, MN (which closes next week). In the past 60 days the only real addition we have to that list is to inform you that we are under contract, with over $400k hard earnest money deposit, to sell our property located in Melbourne, FL that is leased to Northrop Grumman. The closing for that transaction will occur in the second quarter. All of these activities feed into our recycling initiative, but we had hoped to have been busier – so you might be asking what else was at play to make the quarter different.

Shortly after our January 20th press release we received multiple inquiries of interest, including two unsolicited offers, from a varied assortment of parties. One of those unsolicited offers presented a potentially compelling upside for our investors so we expended considerable time and energy diving into the art of the possible. Ultimately, we concluded that we couldn’t confidently see a secure path forward at that moment and chose to step back from the discussions. Mind you, this decision was made before it became abundantly clear that the REIT market was going to have to find safe passage through the Strait of High Rates.

As you can imagine that activity consumed a good portion of the quarter which marginally delayed our recycling initiative, but regardless of what the future holds, we feel sharper and stronger for it. We won’t, and can’t, get into any more specifics at this time but know that we remain devoutly focused on our goal of maximizing shareholder value and all decisions are framed relative to it. The math is simple – we will spend as much time as needed when we see an opportunity where the upside is potentially better (and sooner) than what we can achieve through recycling the portfolio, persisting in the markets and paying monthly dividends to each of you.

All that said, you might be asking yourself what these potential suitors see in us that the daily priced stock market doesn’t (yet) reflect. Personally, I believe they see a synergistic plug and play portfolio that currently has ~14 years of lease duration, ~2.5% annual rent bumps, ~10x EBITDAR to rent coverage, ~2x fixed charge coverage, ~28% true investment grade exposure, durable manufacturing tenancy, and a landscape where the other small cap industrial REITs have already been consumed (e.g. PLYM, PKST). However, what they shouldn’t see is desperation, neediness, weakness or capitulation. What we see, given our $22.19 net asset value per share based on our most recent (1/31/26) external appraisal, is a path toward a potential win-win scenario for BOTH a buyer AND our investors and that is why we remain patient as we focus on our asset recycling. We might be a wee tugboat traversing the high seas right now, but we are armor clad and your captain is hellbent on arriving to the port of maximum value.

So, with that I will let you get back to your popcorn as we all watch the capital markets show on the big screen.

Modivated.” Aaron Halfacre, CEO of Modiv Industrial.

Conference Call and Webcast
A conference call and audio webcast with analysts and investors will be held on March 25, 2026, at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, to discuss the fourth quarter and full year ended December 31, 2025 operating results and answer questions.

Live conference call: 1-800-717-1738 or 1-646-307-1865 at 4:30 p.m. Eastern Time, March 25, 2026

Webcast: To listen to the webcast, either live or archived, please use this link:
https://viavid.webcasts.com/starthere.jsp?ei=1756899&tp_key=bdb079fc1b or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our future financial performance, annualized dividend rates, future distributions and distributions declared by the Company’s board of directors. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2026. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated March 25, 2026 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

FFO, AFFO and Adjusted EBITDA are measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

Inquiries:
management@modiv.com

MODIV INDUSTRIAL, INC.
Consolidated Statements of Operations
(in thousands, except shares and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Revenue:
Rental	$11,008	$11,664	$45,823	$46,497
Other property	66	66	564	264
Total revenue	11,074	11,730	46,387	46,761

Expenses:
General and administrative	1,246	1,261	5,811	6,340
Stock compensation	810	65	2,915	1,586
Depreciation and amortization	3,695	4,164	15,087	16,601
Property	870	910	3,460	3,613
Impairment of real estate investment property	1,814	—	5,814	—
Total expenses	8,435	6,400	33,087	28,140

Gain on sale of real estate investments, net	2,436	—	2,520	3,360
Operating income	5,075	5,330	15,820	21,981

Other income (expense):
Interest and other income	760	68	893	474
Dividend income	—	—	—	113
Income from unconsolidated investment in a real estate property	245	75	758	297
Interest expense, net of unrealized gain on interest rate swaps and derivative settlements	(4,799)	(3,706)	(16,917)	(16,221)
Loss on equity investments	—	(125)	—	(151)
Other expense, net	(3,794)	(3,688)	(15,266)	(15,488)
Net income	1,281	1,642	554	6,493
Less: net (income) loss attributable to noncontrolling interests in Operating Partnership	(68)	(87)	514	(475)
Net income attributable to Modiv Industrial, Inc.	1,213	1,555	1,068	6,018
Preferred stock dividends	(784)	(922)	(3,202)	(3,688)
Net income (loss) attributable to common stockholders	$429	$633	$(2,134)	$2,330

Earnings (loss) per share attributable to common stockholders:
Basic	$0.02	$0.07	$(0.31)	$0.25

Earnings (loss) per share attributable to common stockholders and Class C OP Units:
Diluted	$0.02	$0.07	$(0.31)	$0.25

Weighted-average number of common shares outstanding
Basic	10,280,568	9,715,467	10,144,791	9,293,103
Diluted	11,873,896	11,021,876	11,676,838	11,188,974

Distributions declared per common share	$0.2925	$0.2875	$1.1700	$1.1500

MODIV INDUSTRIAL, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	As of December 31,
	2025	2024
Assets
Real estate investments:
Land	$98,175	$98,009
Buildings and improvements	383,540	386,102
Equipment	—	4,429
Tenant origination and absorption costs	13,638	13,194
Total investments in real estate property	495,353	501,734
Accumulated depreciation and amortization	(73,208)	(59,524)
Total real estate investments, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	422,145	442,210
Unconsolidated investment in a real estate property	9,437	9,324
Total real estate investments, net, excluding real estate investments held for sale, net	431,582	451,534
Real estate investments held for sale, net	3,901	22,372
Total real estate investments, net	435,483	473,906
Cash and cash equivalents	14,381	11,530
Tenant deferred rent and other receivables	23,436	18,460
Above-market lease intangibles, net	1,169	1,240
Prepaid expenses and other assets	1,988	2,693
Total assets	$476,457	$507,829

Liabilities and Equity
Mortgage notes payable, net	$11,994	$30,777
Credit facility term loan, net	249,489	248,999
Accounts payable, accrued and other liabilities	3,831	4,035
Distributions payable	2,031	1,994
Below-market lease intangibles, net	7,067	7,948
Other liabilities related to real estate investments held for sale	—	26
Total liabilities	274,412	293,779

Commitments and Contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value; $25.00 per share liquidation preference; 1,701,500 shares authorized; 1,701,500 outstanding as of December 31, 2025 and 2,000,000 outstanding as of December 31, 2024	2	2
Class C common stock, $0.001 par value, 300,000,000 shares authorized; 10,766,709 shares issued and 10,299,390 shares outstanding as of December 31, 2025, and 10,404,211 shares issued and 9,936,892 outstanding as of December 31, 2024	11	10
Additional paid-in-capital	337,028	349,479
Treasury stock, at cost, 467,319 shares held as of each December 31, 2025 and December 31, 2024	(7,112)	(7,112)
Cumulative distributions and net losses	(168,100)	(154,074)
Accumulated other comprehensive income	919	1,841
Total Modiv Industrial, Inc. equity	162,748	190,146
Noncontrolling interests in the Operating Partnership	39,297	23,904
Total equity	202,045	214,050
Total liabilities and equity	$476,457	$507,829

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - FFO and AFFO
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (in accordance with GAAP)	$1,281	$1,642	$554	$6,493
Preferred stock dividends	(784)	(922)	(3,202)	(3,688)
Net (loss) income attributable to common stockholders and OP Unit holders	497	720	(2,648)	2,805
FFO adjustments:
Depreciation and amortization of real estate properties	3,695	4,163	15,087	16,601
Depreciation and amortization for unconsolidated investment in a real estate property	189	189	756	756
Impairment of real estate investment property	1,814	—	5,814	—
Gain on sale of real estate investments, net	(2,436)	—	(2,520)	(3,360)
FFO attributable to common stockholders and OP Unit holders	3,759	5,072	16,489	16,802
AFFO adjustments:
Stock compensation expense	810	65	2,915	1,586
Amortization of deferred financing costs	157	529	629	1,192
Abandoned pursuit costs	17	—	143	240
Amortization of deferred rents	(1,235)	(1,337)	(5,048)	(5,716)
Amortization of unrealized holding gain, net of unrealized loss on non-designated or ineffective interest rate derivative instruments	(256)	(205)	(1,015)	1,479
Amortization of off-market interest rate derivatives and reduction for accrued interest	1,046	—	4,200	—
Loss on early extinguishment of debt	768	—	768	—
Amortization of (below) above market lease intangibles, net	(217)	(211)	(854)	(847)
Proceeds from the settlement of property-related insurance claims	(684)	—	(684)	—
Loss on equity investments	—	125	—	151
Other adjustments for unconsolidated investment in a real estate property	(128)	29	(305)	101
AFFO attributable to common stockholders and OP Unit holders	$4,037	$4,067	$17,238	$14,988

Weighted Average Shares/Units Outstanding:
Fully diluted (1)	12,768,939	11,021,876	12,480,553	11,188,974

FFO Per Share/Unit:
Fully diluted	$0.29	$0.46	$1.32	$1.50

AFFO Per Share/Unit:
Fully diluted	$0.32	$0.37	$1.38	$1.34

(1)     Fully diluted shares/units outstanding includes the weighted average dilutive effect of 1,593,328 Class C OP Units and 895,043 Class X OP Units for the three months ended December 31, 2025 and 1,306,409 Class C OP Units for the three months ended December 31, 2024. Fully diluted shares/units outstanding includes the weighted average dilutive effect of 1,532,047 Class C OP Units and 803,715 Class X OP Units for the year ended December 31, 2025, and 1,895,871 Class C OP Units for the Year ended December 31, 2024. Class X OP Units were excluded from the weighted average shares/units outstanding in calculating earnings (loss) per share for the three months and year ended December 31, 2025 in the unaudited condensed consolidated statements of operations since they were anti-dilutive.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated investments, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.
Additionally, we use Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as stock-based compensation, amortization of deferred rent, amortization of below/above market lease intangibles, proceeds from the settlement of property-related insurance claims, amortization of deferred financing costs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, amortization of off-market interest rate derivatives and reduction for accrued interest, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance in the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.
For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income or loss from operations, net income or loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income or loss from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, Nareit, nor any other applicable body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Net income (in accordance with GAAP)	$1,281		$1,642		$554		$6,493
Depreciation and amortization of real estate properties	3,695		4,163		15,087		16,601
Depreciation and amortization for unconsolidated investment in a real estate property	189		189		756		756
Interest expense, net of unrealized gain on interest rate swaps and derivative settlements	4,799		3,706		16,917		16,221
Interest expense for unconsolidated investment in real estate property	91		94		365		375
Impairment of real estate investment property	1,814		—		5,814		—
Proceeds from the settlement of property-related insurance claims	(684)		—		(684)		—
Stock compensation expense	810		65		2,915		1,586
Gain on sale of real estate investments, net	(2,436)		—		(2,520)		(3,360)
Abandoned pursuit costs	17		—		143		240
Loss on equity investments	—		125		—		151
Adjusted EBITDA	$9,576		$9,984		$39,347		$39,063

Annualized Adjusted EBITDA	$38,304		$39,936		$39,347		$39,063

Net debt:
Consolidated debt	$262,070		$280,918		$262,070		$280,918
Debt of unconsolidated investment in real estate property (1)	8,767		9,017		8,767		9,017
Consolidated cash and cash equivalents	(14,381)		(11,530)		(14,381)		(11,530)
Cash of unconsolidated investment in real estate property (1)	(169)		(435)		(169)		(435)
Net debt	$256,287		$277,970		$256,287		$277,970

Net debt / Adjusted EBITDA	6.7	x	7.0	x	6.5	x	7.1	x

(1) Reflects the Company's 72.71% pro rata share of the tenant-in-common's mortgage note payable and cash.

We define Net Debt as gross debt less cash and cash equivalents. We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on real estate investments and goodwill, interest expense, non-cash items such as stock compensation and write-offs of transaction costs and other one-time transactions. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.